Exhibit 99.1

C1 Financial Reports 2015 First Quarter Results

St. Petersburg, FL, April 15, 2015 - C1 Financial, Inc. (NYSE:BNK) today reported net income and non-GAAP operating net income of $3.2 million, or $0.20 per diluted common share for the first quarter of 2015 (“1Q15”), compared to $1.3 million, or $0.08 per diluted common share (and non-GAAP operating net income of $2.8 million, or $0.17 per diluted common share) for the fourth quarter of 2014 (“4Q14”). Please refer to the last table in this document for the explanation of non-GAAP financial measures discussed in this earnings release.

MESSAGE FROM PRESIDENT & CHIEF EXECUTIVE OFFICER

Trevor Burgess, President & Chief Executive Officer of C1 Financial, Inc. stated, “We originated $176 million in new loans in the first quarter of 2015, over three times the production of 1Q14, resulting in C1 Bank originated loan growth during the quarter of 10% and year-over-year growth of 47%. As a percentage of overall loans, C1 Bank's originated loans grew to 74%, up from 71% at the end of 2014. We are excited by the strong start to the year and by our pipeline for 2015.”

1Q15 showed several positive trends in our operating figures:

1.	We originated $176 million in new loans in the quarter, resulting in $85 million, or 10.1%, year-to-date growth in C1 Bank originated loans outstanding. Overall loans outstanding (including acquired loans) were $1.257 billion at the end of 1Q15 (up 5.7% from the prior quarter and up 20.3% from one year ago);

2.	Unfunded commitments were $245 million at the end of 1Q15, up $56 million (+29.6%) during the quarter and present a clear opportunity for near-term loan funding;

3.	The quarter saw $72 million growth in core deposits. Core deposits reached 77.2% of total deposits at the end of 1Q15, compared to 73.2% at the end of 4Q14. Noninterest-bearing deposits represented 26.5% of total deposits at the end of 1Q15, compared to 23.9% at the end of the previous quarter. Cost of total deposits fell 3 basis points (“bps”) to 0.47% when compared to 4Q14;

4.	Adjusted net interest margin (a non-GAAP measure which excludes the impact of purchase accounting accretion income) improved by 36 bps (from 4.05% for 4Q14 to 4.41% for 1Q15). Once again, strong loan funding took place late in the quarter. We ended the quarter with excess cash of $50 million and had an average excess cash balance (a non-GAAP measure which measures excess liquidity) of $72 million during 1Q15;

5.	Net interest income was up $656 thousand when compared to 4Q14, driven mainly by an increase in loan average balances and fees related to loan originations, and helped by improvement in the deposit mix;

6.	In 1Q15, sales of other real estate owned (“OREO”) were strong, which reduced our OREO balance by $4.6 million. Including the improvement in nonperforming loans, total nonperforming assets declined $5.8 million when compared to the previous quarter;

7.	C1 Bank originated nonperforming assets accounted for less than 1% of our total nonperforming assets (with C1 Bank originated nonperforming loans below 0.1% of C1 Bank originated loans outstanding). Our Texas Ratio was 25.7% at the end of 1Q15, down from 29.3% at the end of 4Q14.

ASSETS

Total assets at the end of 1Q15 were $1.597 billion, $60.0 million higher (+3.9%) than at the end of 4Q14, primarily funded by strong deposit growth ($32.3 million) and additional Federal Home Loan Bank (“FHLB”) borrowings ($24.0 million) completed during the quarter.

LOANS

Total loans at the end of 1Q15 were $1.257 billion, up $68.1 million (+5.7%) from the end of 4Q14. Loan growth in 1Q15 was mainly driven by strong loan originations of $176.4 million and funding of unfunded commitments, partially offset by loans paying off in the acquired portfolio, which decreased $17.2 million (-4.9%) from the end of 4Q14 to $331.1 million at the end of 1Q15. The outstanding balance of C1 Bank originated loans grew $85.2 million (+10.1%) during 1Q15. At the end of 1Q15, C1 Bank originated loans represented 74% of the loan portfolio, up from 71% at the end of 4Q14.

DEPOSITS

Total deposits at the end of 1Q15 were $1.2 billion, an increase of $32.3 million (+2.8%) from the end of 4Q14. Core deposits were $926.3 million, or 77.2% of total deposits at the end of 1Q15, compared to $854.2 million, or 73.2% of total deposits at the end of 4Q14. The shift in the deposit mix provided for a 3 bps decline in the cost of total deposits to 0.47% in 1Q15 from 0.50% in 4Q14.

ASSET QUALITY

Nonperforming assets totaled $50.0 million at the end of 1Q15, declining $5.8 million (-10.4%) when compared to the end of 4Q14. The decline in 1Q15 was driven primarily by a reduction of $4.6 million in OREO balances as we continued to sell properties. As a percentage of total assets, nonperforming assets decreased to 3.13% at the end of 1Q15 when compared to 3.63% at the end of 4Q14. Our Texas Ratio improved to 25.7% at the end of 1Q15 from 29.3% at the end of 4Q14. At the end of 1Q15, only $428 thousand, or less than 1.0% of total nonperforming assets, were related to loans originated by C1 Bank.

Total recoveries of $276 thousand net of charge-offs of $4 thousand resulted in net recoveries of $272 thousand in 1Q15 (0.09% of total average loans on an annualized basis), which reflected our continued effort to collect deficiencies, excellent credit quality on originated loans and a lower level of charge-offs on the acquired portfolio. Net recoveries in 1Q15 helped funding of the allowance for loan losses on net loan growth, which resulted in a provision for loan losses of $191 thousand.

Our allowance for loan losses at the end of 1Q15 was $5.8 million (representing 0.46% of total loans), compared to $5.3 million (representing 0.45% of total loans) at the end of 4Q14. On a non-GAAP basis (including remaining loan discount from acquired performing loans), the allowance plus discount amount totaled $9.0 million (representing 0.72% of total loans) at the end of 1Q15, compared to $8.9 million (representing 0.75% of total loans) at the end of 4Q14. This ratio continues to decline as the loan discount is amortized and is diluted by loan growth in the C1 Bank originated portfolio.

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NET INTEREST INCOME AND MARGIN

Net interest income for 1Q15 totaled $15.6 million, up $0.7 million (+4.4%) from 4Q14, mainly driven by growth of our average loans balance combined with an improving deposit mix.

Net interest margin for 1Q15 increased 32 bps to 4.56% from 4.24% in 4Q14, mainly driven by a 33 bps higher yield on average earning assets as we redeployed lower-yielding cash investments into higher-yielding loans, and an improvement in deposit mix (which resulted in a 3 bps decline in the cost of total deposits when compared to the previous quarter), slightly offset by higher FHLB interest expense (as we continue to borrow long term to extend the duration of our liabilities). Strong loan fees and interest income enhanced our yield on loans in the quarter, helping to offset the effect of late quarter loan funding. Adjusted net interest margin (which excludes the effect of purchase accounting) for 1Q15 was 4.41%, or 36 bps higher from 4.05% in 4Q14.

Our average excess cash (defined as our average available cash above our target liquidity level – See explanation of non-GAAP financial measures) was $72.1 million for 1Q15, substantially lower than the $127.1 million for 4Q14. Our excess cash at the end of 1Q15 was $50.0 and continues to present an opportunity for future net interest margin expansion as we deploy these balances into loans.

NONINTEREST INCOME

Noninterest income for 1Q15 was $48 thousand (+3.1%) higher when compared to 4Q14. Included in noninterest income for 1Q15 was $50 thousand growth in income from bank-owned life insurance (“BOLI”), resulting from the December 2014 BOLI investment (which wasn’t fully reflected in income as it was still completing the ramp-up investment period during this quarter).

NONINTEREST EXPENSE & TAXES

Noninterest expense totaled $11.8 million in 1Q15, down $2.2 million (-15.5%) from 4Q14, primarily due to a $2.7 million decline in OREO valuation allowance expense. This reduction was partially offset by a $383 thousand increase in salaries and employee benefits, primarily related to seasonal payroll taxes and provisions for incentive compensation based upon our anticipated growth.

Our income tax expense was $2.0 million for 1Q15 and $1.1 million for 4Q14. The effective tax rate for 1Q15 was 38.4%, reflecting the projected effective tax rate for 2015 (which incorporates the effect of the non-taxable BOLI contract funded in December 2014).

EFFICIENCY

Our efficiency ratio (and operating efficiency ratio) improved to 68.9% in 1Q15 from 85.0% (and 72.1% operating efficiency ratio) in 4Q14, mainly as a result of the $2.7 million decline in OREO valuation allowance expense and $656 thousand growth in our net interest income. We also closely track average assets per employee and annualized revenue per employee, as measures of efficiency. Average assets per employee were $6.5 million in 1Q15, compared to $6.4 million in 4Q14, while annualized revenue per employee was $326 thousand in 1Q15, compared to $307 thousand in 4Q14, which reflected our efforts to achieve productivity gains as we grow our balance sheet.

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NET INCOME AND OPERATING INCOME

Net income (and net operating income) was $3.2 million for 1Q15, compared to $1.3 million (and $2.8 million operating net income) for 4Q14. This corresponded to a return on average assets of 0.82% and 0.34% for 1Q15 and 4Q14, respectively, and a return on average equity of 6.81% and 2.84% for 1Q15 and 4Q14, respectively.

CAPITAL

Our consolidated Tier 1 leverage ratio was 12.01% and total risk-based capital ratio was 14.01% as of the end of 1Q15, reflecting that we remained well capitalized under Interim Final Basel III rules. Additional capital ratios are presented in the financial tables.

OTHER EVENTS DURING 1Q15

On March 3, C1 Bank opened its North Dale Mabry branch in Tampa.

On March 4, C1 Bank and CenterState Bank announced their partnership to offer Smart Loan Express, an inexpensive mobile relationship profitability model for community bankers to use in the field.

On March 9, C1 Bank closed its Franklin Street branch in Tampa. As planned, it was consolidated with the Hyde Park branch (located within 1 mile).

WEBCAST AND CONFERENCE CALL INFORMATION

C1 Financial, Inc. will host a webcast and conference call at 8:30 a.m. (ET) on April 16, 2015 to discuss first quarter 2015 results and other matters. To access the conference call, please dial 1-855-209-8212. The live webcast audio can be heard at http://www.videonewswire.com/event.asp?id=102088.

C1 Financial, Inc. Information

Our name expresses our ideals to put our Clients 1st and our Community 1st. We are focused on serving the needs of entrepreneurs, tailoring a wide range of relationship banking services to entrepreneurs and their families, including commercial loans and a full line of depository products. We are based in St. Petersburg, Florida and operate from 30 banking centers and one loan production office on the West Coast of Florida and in Miami-Dade and Orange Counties. As of December 31, 2014, we were the 18th largest bank headquartered in the state of Florida by assets and the 16th largest by equity, having grown both organically and through acquisitions, and we were the sixth fastest-growing bank in the country as measured by asset growth. Additional information is available at www.c1bank.com.

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Forward-Looking Statements

In addition to historical information, this earnings release contains forward-looking statements that involve risks, uncertainties and assumptions that could cause actual results to differ materially from management’s expectations. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “may,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. There are a number of potential factors, risks and uncertainties that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These potential factors, risks and uncertainties are discussed in Item 1A of Part I of the Annual Report of C1 Financial, Inc. on Form 10-K for the year ended December 31, 2014.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, we do not assume responsibility for the accuracy and completeness of any of these forward-looking statements. We are under no duty to update any of these forward-looking statements after the date of this earnings release to conform our prior statements to actual results or revised expectations.

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C1 Financial, Inc.
Consolidated Balance Sheets - Unaudited
(Dollars in thousands, except per share data)

	March 31,	December 31,	March 31,
	2015	2014	2014 (1)

ASSETS
Cash and cash equivalents	$182,824	$185,703	$240,261
Securities available for sale	-	-	938
Federal Home Loan Bank stock, at cost	9,989	9,224	7,964
Loans receivable, net	1,245,938	1,179,056	1,038,124
Premises and equipment, net	64,973	64,075	60,259
Other real estate owned, net	30,321	34,916	38,237
Bank-owned life insurance	43,999	43,907	8,785
Accrued interest receivable	3,668	3,490	3,018
Core deposit intangible	904	987	1,331
Prepaid expenses	5,660	5,243	3,350
Other assets	8,463	10,090	10,604
Total assets	$1,596,739	$1,536,691	$1,412,871

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest bearing	$318,510	$278,543	$225,565
Interest bearing	881,318	888,959	889,717
Total deposits	1,199,828	1,167,502	1,115,282

Federal Home Loan Bank advances	202,500	178,500	150,500
Other borrowings	-	-	3,000
Other liabilities	4,599	4,051	7,173
Total liabilities	1,406,927	1,350,053	1,275,955

Stockholders’ equity
Common stock, par value $1.00; 100,000,000
shares authorized	16,101	16,101	13,052
Additional paid-in capital	148,122	148,122	105,536
Retained earnings	25,589	22,415	18,217
Accumulated other comprehensive income	-	-	111
Total stockholders’ equity	189,812	186,638	136,916
Total liabilities and stockholders’ equity	$1,596,739	$1,536,691	$1,412,871

Period-end shares outstanding	16,100,966	16,100,966	13,051,732
Book value per share	$11.79	$11.59	$10.49

(1) Share and per share amounts have been restated to reflect the 7-for-1 reverse stock split completed on August 13, 2014.

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C1 Financial, Inc.
Consolidated Income Statements - Unaudited
(Dollars in thousands, except per share data)
	For the Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014 (1)

Interest income
Loans, including fees	$17,564	$16,870	$14,985
Securities	3	3	28
Federal funds sold and other	202	285	182
Total interest income	17,769	17,158	15,195

Interest expense
Savings and interest-bearing demand deposits	602	582	508
Time deposits	784	890	982
Federal Home Loan Bank advances	808	755	544
Other borrowings	-	12	15
Total interest expense	2,194	2,239	2,049

Net interest income	15,575	14,919	13,146
Provision (reversal of provision) for loan losses	191	(1)	36

Net interest income after provision for loan losses	15,384	14,920	13,110

Noninterest income
Gains on sales of securities	-	-	-
Gains on sales of loans	230	209	744
Service charges and fees	567	582	594
Bargain purchase gain	-	-	41
Gains on sales of other real estate owned, net	348	329	277
Bank-owned life insurance	92	42	36
Mortgage banking fees	-	-	43
Other noninterest income	365	392	305
Total noninterest income	1,602	1,554	2,040

Noninterest expense
Salaries and employee benefits	5,217	4,834	4,467
Occupancy expense	1,212	1,195	1,063
Furniture and equipment	756	712	640
Regulatory assessments	361	400	350
Network services and data processing	1,084	995	851
Printing and office supplies	58	119	105
Postage and delivery	84	74	55
Advertising and promotion	826	912	883
Other real estate owned related expense	593	543	620
Other real estate owned - valuation allowance expense	31	2,722	379
Amortization of intangible assets	83	86	154
Professional fees	698	746	596
Loan collection expenses	84	(5)	148
Other noninterest expense	748	672	686
Total noninterest expense	11,835	14,005	10,997

Income before income taxes	5,151	2,469	4,153
Income tax expense	1,977	1,127	1,627

Net Income	$3,174	$1,342	$2,526

Weighted average shares outstanding - basic	16,100,966	16,100,966	12,499,890
Weighted average shares outstanding - diluted	16,100,966	16,100,966	12,499,890

Basic net income per share	$0.20	$0.08	$0.20
Diluted net income per share	0.20	0.08	0.20

(1) Share and per share amounts have been restated to reflect the 7-for-1 reverse stock split completed on August 13, 2014.

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C1 Financial, Inc.
Average Balance Sheets - Unaudited
(Dollars in thousands)

	For the Three Months Ended
	March 31, 2015			December 31, 2014			March 31, 2014
	Average	Income/	Yields/	Average	Income/	Yields/	Average	Income/	Yields/
	Balances (1)	Expense	Rates	Balances (1)	Expense	Rates	Balances (1)	Expense	Rates

Interest-earning assets
Loans receivable (2)	$1,207,295	$17,564	5.90%	$1,145,230	$16,870	5.84%	$1,042,129	$14,985	5.83%
Securities available for sale and other securities	250	3	4.56%	250	3	4.56%	260	28	43.94%
Federal funds sold and balances at Federal Reserve Bank	166,413	97	0.24%	240,126	168	0.28%	158,256	88	0.23%
FHLB stock	10,001	105	4.25%	9,446	117	4.89%	8,180	94	4.64%
Total interest-earning assets	1,383,959	17,769	5.21%	1,395,052	17,158	4.88%	1,208,825	15,195	5.10%
Noninterest-earning assets
Cash and due from banks	38,175			31,701			52,147
Other assets (3)	154,285			125,511			118,684
Total noninterest-earning assets	192,460			157,212			170,831
Total assets	$1,576,419			$1,552,264			$1,379,656

Interest-bearing liabilities
Interest-bearing deposits:
Time	$290,695	784	1.09%	$324,347	890	1.09%	$366,686	982	1.09%
Money market	409,553	445	0.44%	378,393	423	0.44%	333,069	349	0.43%
Negotiable order of withdrawal (NOW)	145,943	136	0.38%	142,370	137	0.38%	144,897	138	0.39%
Savings	38,788	21	0.22%	38,263	22	0.22%	38,000	21	0.22%
Total interest-bearing deposits	884,979	1,386	0.64%	883,373	1,472	0.66%	882,652	1,490	0.68%
Other interest-bearing liabilities:
FHLB advances	197,000	808	1.66%	183,860	755	1.63%	151,224	544	1.46%
Other borrowings	-	-	0.00%	2,446	12	1.96%	3,000	15	1.97%
Total interest-bearing liabilities	1,081,979	2,194	0.82%	1,069,679	2,239	0.83%	1,036,876	2,049	0.80%
Noninterest-bearing liabilities and stockholders' equity:
Demand deposits	301,097			290,628			210,523
Other liabilities	4,289			4,687			4,728
Stockholders' equity	189,054			187,270			127,529
Total noninterest-bearing liabilities and stockholder's equity	494,440			482,585			342,780
Total liabilities and stockholders' equity	$1,576,419			$1,552,264			$1,379,656

Interest rate spread (taxable-equivalent basis)			4.39%			4.05%			4.30%
Net interest income (taxable-equivalent basis)		$15,575			$14,919			$13,146
Net interest margin (taxable-equivalent basis)			4.56%			4.24%			4.41%
Average interest-earning assets to interest-bearing liabilities			127.91%			130.42%			116.58%

(1)	Calculated using daily averages.

(2)	Average loans are gross, including nonaccrual loans and overdrafts (net of deferred loan fees and before the allowance for loan losses). Interest on loans includes net deferred fees and costs of $913 thousand, $748 thousand and $399 thousand in the three months ended March 31, 2015, December 31, 2014 and March 31, 2014, respectively.

(3)	Other assets include bank-owned life insurance, tax lien certificates, OREO, fixed assets, interest receivable, prepaid expense and others.

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C1 Financial, Inc.
Selected Quarterly Financial Data - Unaudited
(In thousands, except per share and employee data)

	1Q15	4Q14	3Q14	2Q14 (2)	1Q14 (2)

Statement of Income Data
Interest income	$17,769	$17,158	$16,245	$15,712	$15,195
Interest expense	2,194	2,239	2,223	2,115	2,049
Net interest income	15,575	14,919	14,022	13,597	13,146
Provision (reversal of provision) for loan losses	191	(1)	207	4,572	36
Gains on sales of securities	-	-	-	241	-
Bargain purchase gain (loss)	-	-	37	(30)	41
Total noninterest income	1,602	1,554	1,797	2,347	2,040
Total noninterest expense	11,835	14,005	11,280	10,950	10,997
Income before income taxes	5,151	2,469	4,332	422	4,153
Income tax expense	1,977	1,127	1,706	192	1,627
Net income	3,174	1,342	2,626	230	2,526
Operating net income (1)	3,174	2,811	3,065	230	2,526

Selected Performance Metrics
Return on average assets	0.82%	0.34%	0.70%	0.06%	0.74%
Return on average equity	6.81%	2.84%	6.47%	0.66%	8.03%
Efficiency ratio (1)	68.9%	85.0%	71.3%	69.7%	72.4%

Operating return on average assets	0.82%	0.72%	0.81%	0.06%	0.74%
Operating return on average equity	6.81%	5.96%	7.56%	0.66%	8.03%
Operating efficiency ratio (1)	68.9%	72.1%	70.2%	69.7%	72.4%

Full-time employees at period end	244	238	246	221	215
Revenue per average number of employees (1)	$326	$307	$305	$343	$322
Average assets per average number of employees (1)	6,541	6,414	6,356	6,759	6,358

Per Share Outstanding Data
Net earnings per share	$0.20	$0.08	$0.18	$0.02	$0.20
Diluted net earnings per share	$0.20	$0.08	$0.18	$0.02	$0.20
Net operating earnings per share	$0.20	$0.17	$0.21	$0.02	$0.20
Diluted net operating earnings per share	$0.20	$0.17	$0.21	$0.02	$0.20
Weighted average shares	16,101	16,101	14,572	13,232	12,500
Weighted average shares - diluted	16,101	16,101	14,572	13,232	12,500

Book value per share	$11.79	$11.59	$11.51	$10.51	$10.49
Tangible book value per share (1)	$11.72	$11.51	$11.43	$10.40	$10.37
Common shares outstanding at period end	16,101	16,101	16,101	13,340	13,052

Market value per share at period end	$18.75	$18.29	$18.13	N/A	N/A
Market range per share:
High	19.10	19.70	18.77	N/A	N/A
Low	16.25	15.98	16.66	N/A	N/A

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Balance Sheet Data
Cash and due from banks	$182,824	$185,703	$283,741	$258,944	$240,261
Securities available for sale	-	-	-	-	938
Other securities (included in Other assets in consolidated balance sheet)	250	250	250	250	250
Total loans	1,256,606	1,188,522	1,134,351	1,062,701	1,044,786
Loans originated by C1 Bank (Nonacquired)	925,511	840,275	757,529	665,615	629,616
Loans not originated by C1 Bank (Acquired)	331,095	348,247	376,822	397,086	415,170
Net deferred loan fees	(4,881)	(4,142)	(3,759)	(3,323)	(3,036)
Loans receivable, gross (3)	1,251,725	1,184,380	1,130,592	1,059,378	1,041,750
Allowance for loan losses	(5,787)	(5,324)	(5,441)	(4,593)	(3,626)
Loans receivable, net	1,245,938	1,179,056	1,125,151	1,054,785	1,038,124
Total assets	1,596,739	1,536,691	1,548,045	1,449,214	1,412,871
Total interest-bearing deposits	881,318	888,959	870,820	882,303	889,717
Total deposits	1,199,828	1,167,502	1,164,964	1,135,451	1,115,282

Borrowings	202,500	178,500	192,000	168,500	153,500
Federal Home Loan Bank	202,500	178,500	189,000	165,500	150,500
Other	-	-	3,000	3,000	3,000
Total liabilities	1,406,927	1,350,053	1,362,749	1,309,023	1,275,955
Total stockholders’ equity	189,812	186,638	185,296	140,191	136,916
Tangible stockholders’ equity (1)	188,659	185,402	183,973	138,752	135,336

Selected Average Balance Sheet Data
Loans receivable, gross (3)	$1,207,295	$1,145,230	$1,098,466	$1,056,231	$1,042,129
Securities available for sale and other securities	250	250	250	1,050	260
Earning assets	1,383,959	1,395,052	1,330,762	1,271,290	1,208,825
Total assets	1,576,419	1,552,264	1,493,667	1,426,124	1,379,656
Total interest-bearing deposits	884,979	883,373	877,488	889,932	882,652
Total deposits	1,186,076	1,174,001	1,147,816	1,118,423	1,093,175
Borrowings	197,000	186,306	179,964	162,028	154,224
Total stockholders’ equity	189,054	187,270	160,933	140,653	127,529

Yields Earned and Rates Paid
Loans receivable, gross (3)	5.90%	5.84%	5.79%	5.87%	5.83%
Adjusted loans receivable, gross (1),(4)	5.76%	5.65%	5.65%	5.72%	5.59%
Securities available for sale and other securities	4.56%	4.56%	4.56%	10.79%	43.94%
Earning assets	5.21%	4.88%	4.84%	4.96%	5.10%
Total interest-bearing deposits	0.64%	0.66%	0.68%	0.68%	0.68%
Total deposits	0.47%	0.50%	0.52%	0.54%	0.55%
Adjusted total deposits (1),(5)	0.48%	0.50%	0.53%	0.55%	0.57%
Borrowings	1.66%	1.63%	1.59%	1.52%	1.47%
Total interest-bearing liabilities	0.82%	0.83%	0.83%	0.81%	0.80%
Net interest margin (NIM)	4.56%	4.24%	4.18%	4.29%	4.41%
Adjusted NIM (1),(6)	4.41%	4.05%	4.03%	4.12%	4.15%

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Capital Ratios
Total capital to risk-weighted assets (7)	14.01%	14.74%	15.45%	12.42%	12.48%
Tier 1 capital to risk-weighted assets (7)	13.59%	14.33%	14.96%	11.98%	12.10%
Common equity tier 1 capital to risk-weighted assets (7)	13.59%	N/A	N/A	N/A	N/A
Tier 1 leverage ratio (7)	12.01%	11.95%	12.32%	9.73%	9.80%
Tangible Equity / Tangible Assets (1)	11.82%	12.07%	11.89%	9.58%	9.59%
Equity / Assets	11.89%	12.15%	11.97%	9.67%	9.69%
Average Equity / Average Assets	11.99%	12.06%	10.77%	9.86%	9.24%

Asset Quality Ratios
Total nonperforming loans to loans receivable	1.57%	1.76%	1.82%	2.02%	2.08%
Total nonperforming assets to total assets	3.13%	3.63%	3.78%	3.98%	4.24%
Allowance for loan losses to nonperforming loans	29.37%	25.48%	26.39%	21.41%	16.71%
Annualized net charge-offs (recoveries) to total average loans	(0.09)%	0.04%	(0.23)%	1.37%	(0.07)%
Nonacquired net charge-offs (recoveries) to average nonacquired loans	(0.01)%	0.02%	(0.08)%	2.46%	0.00%
Allowance for loan losses to total loans receivable	0.46%	0.45%	0.48%	0.43%	0.35%
Allowance for loan losses to nonacquired loans	0.63%	0.63%	0.72%	0.69%	0.58%
Texas ratio (8)	25.7%	29.3%	30.9%	40.3%	43.1%

Asset Quality Data
Nonacquired nonperforming assets	$428	$487	$567	$507	$144
Nonaccrual loans	428	443	523	463	100
Other real estate owned (OREO)	-	44	44	44	44
Nonacquired restructured loans (9)	-	-	-	-	-
Nonacquired nonperforming assets to nonacquired loans plus OREO	0.05%	0.06%	0.07%	0.08%	0.02%

Acquired nonperforming assets	$49,597	$55,323	$58,004	$57,224	$59,797
Nonaccrual loans	19,276	20,451	20,092	20,990	21,604
OREO	30,321	34,872	37,912	36,234	38,193
Acquired restructured loans	900	906	913	921	927
Acquired nonperforming assets to acquired loans plus OREO	13.72%	14.44%	13.99%	13.21%	13.19%

Total nonperforming assets	$50,025	$55,810	$58,571	$57,731	$59,941
Nonaccrual loans	19,704	20,894	20,615	21,453	21,704
OREO	30,321	34,916	37,956	36,278	38,237
Total restructured loans	900	906	913	921	927
Total nonperforming assets to total loans plus OREO	3.89%	4.56%	5.00%	5.25%	5.53%

Net charge-offs (recoveries)	$(272)	$116	$(641)	$3,605	$(178)
Charge-offs	4	552	157	4,418	168
Recoveries	(276)	(436)	(798)	(813)	(346)

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Loan Composition
Nonacquired loans by type
Owner occupied commercial real estate	$139,780	$124,067	$107,530	$97,458	$68,222
Nonowner occupied commercial real estate	343,539	311,239	275,598	240,886	204,725
Commercial	57,683	58,809	58,450	55,031	50,433
Construction	92,389	88,072	75,126	52,238	71,144
1-4 family residential real estate	132,253	123,421	116,244	94,675	86,877
Multifamily commercial real estate	26,993	27,385	26,256	26,295	51,125
Secured by farmland commercial real estate	54,774	57,825	59,009	60,179	61,338
Consumer	78,100	49,457	39,316	38,853	35,752
Acquired loans by type
Owner occupied commercial real estate	$99,859	$107,169	$113,957	$118,854	$123,677
Nonowner occupied commercial real estate	86,089	88,363	95,549	98,705	100,592
Commercial	14,704	16,551	24,423	26,840	30,243
Construction	18,738	19,364	20,069	21,092	21,745
1-4 family residential real estate	96,758	100,995	105,083	110,548	114,420
Multifamily commercial real estate	5,140	5,516	5,941	6,437	8,673
Secured by farmland commercial real estate	1,977	2,013	3,242	5,584	5,658
Consumer	7,830	8,276	8,558	9,026	10,162

New loan originations (10)	$176,356	$139,009	$141,436	$163,611	$44,611
Unfunded commitments (includes loans, unused lines and standby letters of credit)	245,051	189,049	181,224	158,557	111,954

Deposit Composition
Noninterest-bearing demand	$318,510	$278,543	$294,144	$253,148	$225,565
Interest-bearing demand/NOW	146,873	140,598	135,623	140,939	144,648
Money market and savings	460,933	435,105	398,000	383,259	379,303
Retail time	251,825	286,979	310,243	330,832	336,358
Jumbo time (11)	21,687	26,277	26,954	27,273	29,408

(1) See below for the Generally Accepted Accounting Principles (GAAP) reconciliation and explanation of non-GAAP financial measures.

(2) Share and per share amounts have been restated to reflect the 7-for-1 reverse stock split completed on August 13, 2014.

(3) Total loans, net of deferred loan fees and before the allowance for loan losses. Yield on gross loans is calculated on a 365-day basis and may differ from regulatory “Uniform Bank Performance Report” (UBPR) yield, which annualizes quarterly data by a factor of 4 (Section II, UBPR User’s Guide).

(4) Adjusted yield earned on loans receivable excludes loan accretion from the acquired loan portfolio.

(5) Adjusted rate paid on total deposits excludes amortization of premium for acquired time deposits.

(6) Adjusted net interest margin excludes loan accretion from the acquired loan portfolio, and amortization of premiums for acquired time deposits and Federal Home Loan Bank advances.

(7) Ratios for 1Q15 are calculated under Interim Final Basel III rules. Ratios prior to 1Q15 are calculated under Basel I rules.

(8) Texas ratio is calculated as nonperforming assets divided by tangible stockholders’ equity plus allowance for loan losses.

(9) Restructured loans include accruing and nonaccrual troubled debt restructurings. Nonaccrual restructured loans are included in nonaccrual loans.

(10) New loan originations represent new loan commitments during the periods presented.

(11) Jumbo time deposits are deposits over $250 thousand.

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C1 Financial, Inc.

Generally Accepted Accounting Principles (GAAP) Reconciliation and

Explanation of Non-GAAP Financial Measures

(In thousands, except per share and employee data)

Some of the financial measures included in this earnings release are not measures of financial performance recognized by GAAP. We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition and results of operations computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP measures that other companies use. The following tables provide a more detailed analysis of these non-GAAP financial measures.

	1Q15	4Q14	3Q14	2Q14 (1)	1Q14 (1)
Operating net income
Net income	$3,174	$1,342	$2,626	$230	$2,526
Addition to allowance for loan losses	-	117	533	-	-
Nonrecurring noninterest expense	-	2,127	182	-	-
Taxes on nonoperating items	-	(852)	(276)	-	-
Prior period tax adjustment	-	77	-	-	-
Operating net income	$3,174	$2,811	$3,065	$230	$2,526

Loan loss reserves
Allowance for loan losses	$5,787	$5,324	$5,441	$4,593	$3,626
Acquired performing loans discount	3,242	3,532	3,811	4,093	4,461
Total	$9,029	$8,856	$9,252	$8,686	$8,087
Loans receivable, gross	$1,256,606	$1,188,522	$1,134,351	$1,062,701	$1,044,786
Allowance for loan losses to total loans receivable	0.46%	0.45%	0.48%	0.43%	0.35%
Allowance plus performing loans discount to total loans receivable	0.72%	0.75%	0.82%	0.82%	0.77%

Efficiency ratio
Noninterest expense	$11,835	$14,005	$11,280	$10,950	$10,997
Nonrecurring noninterest expense	-	(2,127)	(182)	-	-
Adjusted noninterest expense	$11,835	$11,878	$11,098	$10,950	$10,997
Taxable-equivalent net interest income	$15,575	$14,919	$14,022	$13,597	$13,146
Noninterest income	$1,602	$1,554	$1,797	$2,347	$2,040
Gains on sales of securities	-	-	-	(241)	-
Adjusted noninterest income	$1,602	$1,554	$1,797	$2,106	$2,040
Efficiency ratio	68.9%	85.0%	71.3%	69.7%	72.4%
Operating efficiency ratio	68.9%	72.1%	70.2%	69.7%	72.4%

Revenue and average assets per average number of employees
Interest income	$17,769	$17,158	$16,245	$15,712	$15,195
Noninterest income	1,602	1,554	1,797	2,347	2,040
Total revenue	$19,371	$18,712	$18,042	$18,059	$17,235
Total revenue annualized	$78,560	$74,238	$71,580	$72,434	$69,898
Total average assets	$1,576,419	$1,552,264	$1,493,667	$1,426,124	$1,379,656
Average number of employees	241	242	235	211	217
Revenue per average number of employees	$326	$307	$305	$343	$322
Average assets per average number of employees	$6,541	$6,414	$6,356	$6,759	$6,358

Tangible stockholders' equity and Tangible book value per share
Total stockholders' equity	$189,812	$186,638	$185,296	$140,191	$136,916
Less: Goodwill	(249)	(249)	(249)	(249)	(249)
Other intangible assets	(904)	(987)	(1,074)	(1,190)	(1,331)
Tangible stockholders' equity	$188,659	$185,402	$183,973	$138,752	$135,336

Common shares outstanding	16,101	16,101	16,101	13,340	13,052
Book value per share	$11.79	$11.59	$11.51	$10.51	$10.49
Tangible book value per share	11.72	11.51	11.43	10.40	10.37

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Adjusted yield earned on loans
Reported yield on loans	5.90%	5.84%	5.79%	5.87%	5.83%
Effect of accretion income on acquired loans	(0.14)%	(0.19)%	(0.14)%	(0.15)%	(0.24)%
Adjusted yield on loans	5.76%	5.65%	5.65%	5.72%	5.59%

Adjusted rate paid on total deposits
Reported rate paid on deposits	0.47%	0.50%	0.52%	0.54%	0.55%
Effect of premium amortization on acquired deposits	0.01%	0.00%	0.01%	0.01%	0.02%
Adjusted rate paid on deposits	0.48%	0.50%	0.53%	0.55%	0.57%

Adjusted net interest margin
Reported net interest margin	4.56%	4.24%	4.18%	4.29%	4.41%
Effect of accretion income on acquired loans	(0.12)%	(0.16)%	(0.11)%	(0.13)%	(0.21)%
Effect of premium amortization on acquired deposits and borrowings	(0.03)%	(0.03)%	(0.04)%	(0.04)%	(0.05)%
Adjusted net interest margin	4.41%	4.05%	4.03%	4.12%	4.15%

Average excess cash
Average total deposits	$1,186,076	$1,174,001	$1,147,816	$1,118,423	$1,093,175
Borrowings due in one year or less	25,189	28,940	34,753	33,750	26,311
Total base for liquidity	$1,211,265	$1,202,941	$1,182,569	$1,152,173	$1,119,486
Minimum liquidity level (10% of base) (a)	$121,127	$120,294	$118,257	$115,217	$111,949
Average cash and cash equivalents (b)	204,588	271,827	262,617	239,171	210,403
Cash above liquidity level (b)-(a)	83,461	151,533	144,360	123,954	98,454
Less estimated short-term deposits	(11,353)	(24,421)	(28,440)	(24,662)	(22,260)
Average excess cash	$72,108	$127,112	$115,920	$99,292	$76,194

Tangible equity to tangible assets
Total stockholders' equity	$189,812	$186,638	$185,296	$140,191	$136,916
Less: Goodwill	(249)	(249)	(249)	(249)	(249)
Other intangible assets	(904)	(987)	(1,074)	(1,190)	(1,331)
Tangible stockholders' equity	$188,659	$185,402	$183,973	$138,752	$135,336

Total assets	$1,596,739	$1,536,691	$1,548,045	$1,449,214	$1,412,871
Less: Goodwill	(249)	(249)	(249)	(249)	(249)
Other intangible assets	(904)	(987)	(1,074)	(1,190)	(1,331)
Tangible assets	$1,595,586	$1,535,455	$1,546,722	$1,447,775	$1,411,291

Equity/Assets	11.89%	12.15%	11.97%	9.67%	9.69%
Tangible Equity/Tangible Assets	11.82%	12.07%	11.89%	9.58%	9.59%

(1) Share and per share amounts have been restated to reflect the 7-for-1 reverse stock split completed on August 13, 2014.

Definitions of Non-GAAP financial measures

Operating net income excludes certain expense items. Management believes that operating net income is important for investors looking to compare the Company’s operations over time.

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Allowance for loan losses plus performing loans discount to total loans receivable adds the remaining discount on acquired performing loans to the allowance for loan losses to determine the total reserves and loan discounts established against our loans. Our management believes that this metric provides useful information for investors to analyze the overall level of reserves in banks that have completed acquisitions with no allowance carryover.

Efficiency ratio is defined as total noninterest expense divided by the sum of taxable-equivalent net interest income and noninterest income. Noninterest income is adjusted for nonrecurring gains and losses on sales of securities. This ratio is important to investors looking for a measure of efficiency in the Company's productivity measured by the amount of revenue generated for each dollar spent.

Revenue per average number of employees is annualized total interest income and total noninterest income divided by the average number of employees during the period and measures the Company's productivity by calculating the average amount of revenue generated per employee. Average assets per average number of employees is average assets divided by the average number of employees during the period and measures the average value of assets per employee.

Tangible stockholders' equity is defined as total equity reduced by goodwill and other intangible assets. Tangible book value per share is tangible stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets. We have not considered loan servicing rights as an intangible asset for purposes of this calculation.

Adjusted yield earned on loans is our yield on loans after excluding loan accretion from our acquired loan portfolio. Our management uses this metric to better assess the impact of purchase accounting on yield on loans, as the effect of loan discounts accretion is expected to decrease as the acquired loans mature or roll off of our balance sheet.

Adjusted rate paid on total deposits is our cost of deposits after excluding amortization of premium for acquired time deposits. Our management uses this metric to better assess the impact of purchase accounting on cost of deposits, as the effect of amortization of premium related to deposits is expected to decrease as the acquired deposits mature or roll off of our balance sheet.

Adjusted net interest margin is net interest margin after excluding loan accretion from the acquired loan portfolio and amortization of premiums for acquired time deposits and Federal Home Loan Bank advances. Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discounts accretion and amortization of premium related to deposits or borrowings is expected to decrease as the acquired loans and deposits mature or roll off of our balance sheet.

Average excess cash represents the cash and cash equivalents in excess of our minimum liquidity level (defined as 10% of average total deposits plus borrowings due in one year or less), minus Company estimated short-term deposits. Starting in 2015 and based upon an historical analysis, we changed our methodology for estimating short-term deposits. This change resulted in a reduction reflected in 1Q15.

Tangible equity to tangible assets is defined as total equity reduced by goodwill and other intangible assets, divided by total assets reduced by goodwill and other intangible assets. This measure is important to investors interested in relative changes from period-to-period in equity and total assets, each exclusive of changes in intangible assets. We have not considered loan servicing rights as an intangible asset for purposes of this calculation.

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